Exhibit 99.1

Shift Appoints Experienced Ecommerce Leader Jeff Clementz as President

SAN FRANCISCO, Sep. 30, 2021 – Shift (Nasdaq: SFT), a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience, announced today that Jeff Clementz, recent SVP, GM of Walmart US Marketplace and Partner Operations, will be appointed as Shift’s President, effective Oct. 1, 2021.

“We are thrilled to welcome such a proven leader with a strong vision and aptitude for execution at this pivotal moment,” said George Arison, Shift’s Co-CEO and Co-Founder. “Jeff’s experience scaling Walmart’s massive ecommerce marketplace business and deep understanding of financial services will be instrumental in helping us drive sustainable growth for years to come.”

“Jeff’s breadth of knowledge and experience across ecommerce, product development, marketing, sales, and operations will help Shift build on our momentum,” said Toby Russell, Shift’s Co-CEO and Co-Founder. “He has a track record of leadership in operating efficiently, delivering unparalleled value to customers, and doing it with heart. For us, this addition is indicative of Shift’s success, and we are excited to see Jeff’s contribution to the team.”

Clementz brings over twenty years of experience leading global hyper-growth payments and marketplace businesses. For the last six years, he held various leadership roles at Walmart, most recently overseeing its US ecommerce marketplace business as SVP, GM of Marketplace and Partner Operations. Under his leadership, the company became one of the largest digital marketplaces in the US. Prior to Walmart, Clementz spent over a decade at PayPal where he played an instrumental role in the company's global expansion while also reshaping it into a customer-focused organization.

“I am honored to serve as President of this incredible company dedicated to reimagining what the car buying and selling experience can and should look like, and to join an innovative, high growth team,” said Jeff Clementz, incoming President at Shift. “Shift is truly a unique combination of technology, operations, and cost-conscious retail. I’m thrilled to leverage my experience to continue building on Shift’s success.”

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About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. For more information please visit www.shift.com.

Forward-Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current rate of growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5)  the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Drew Haroldson, Blueshirt Group

Investor Relations Contact

IR@shift.com

Coralyn Lee

Media Contact

press@shift.com